                                                                 EXHIBIT 10(fff)

*THIS INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                        ADMINISTRATIVE SERVICES AGREEMENT


                  This ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement"), effective the 5th day of August, 1997, by and between VFD of Pennsylvania, Inc., a Delaware corporation (the "Manager"), and Valley Forge Dental of Florida, P.A., a Florida professional association (the "P.A.").


                              W I T N E S S E T H:


                  WHEREAS, the P.A. is engaged in the business of providing, among other things, dental services and related activities in the western part of the State of Florida under the name of Gentle Dental (the "Practice");

                  WHEREAS, the P.A. desires to obtain from the Manager, and the Manager desires to provide to the P.A., the benefit of the Manager's expertise in the administration of practices similar to the Practice;

                  WHEREAS, the P.A. desires to obtain a license from the Manager to use the proprietary names "Valley Forge Dental", "VFD" and "Gentle Dental" and any other proprietary names owned by the Manager and used in connection with the Practice, and the Manager desires to provide the P.A. with such a license;

                  WHEREAS, the P.A. desires to obtain from the Manager, and the Manger desires to provide to the P.A., certain premises and certain physical assets, furniture and equipment needed to operate the Practice;

                  WHEREAS, the Administrative Services Agreement dated January 31, 1996 entered into between the Manager and the P.A. does not cover services provided by the Manager to the P.A. for the Practice and the parties hereto agree that this Agreement solely shall govern the relationship between the Manager and the P.A. for the Practice; and

                  WHEREAS, the Manager and the P.A. wish to enter into this Administrative Services Agreement on the terms and conditions set forth herein.

                  NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND THE MUTUAL COVENANTS AND AGREEMENTS HEREIN SET FORTH, THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, HEREBY AGREE AS FOLLOWS:


                                    ARTICLE 1

                             RELATIONSHIP OF PARTIES

                  1.1 Responsibilities of Parties. The parties agree that the P.A. will provide, and shall be solely responsible for providing, all professional services for the Practice and the Manager will be responsible only for administrative services (as further described in this Agreement). Nothing contained in this Agreement shall be construed as permitting or providing for the ownership, establishment, operation or management by the Manager of the professional services of the Practice, which services shall at all times be the sole responsibility of the P.A. or permitting the Manager to exercise control over the Practice in violation of Florida Statute 466.0285 and Florida Regulation 64B5-17.013; provided, however, that pursuant to its engagement hereunder, the Manager shall be the exclusive provider of all administrative services and shall control all aspects of the P.A.'s business other than those aspects which relate directly to the provision of dental services. Without limiting the generality of the foregoing, the P.A. shall be solely responsible for all activities described in Section 2.4 of this Agreement.

                  1.2 Relationship of Parties. The P.A. and the Manager are not joint venturers, partners, employees or agents of each other and, except as provided herein, neither party shall have any authority to bind the other.

                  1.3 Practice. The P.A. agrees to conduct the Practice in compliance with all applicable laws, rules and ordinances, including with respect to the licensing and certification of its providers.


                                    ARTICLE 2

                             SERVICES OF THE MANAGER

                  2.1 Covered Services. The Manager, unless otherwise prohibited by law, shall control all aspects of, and provide to the P.A. the following services, premises and assets (such services, premises and assets are hereinafter referred to collectively as the "Covered Services"):

                           a.       General Administrative Services. Overall
day-to-day supervision, conduct and management of the general administrative services required in connection with the Practice, including supervision of the non-professional services and personnel described below.

                           b.       Personnel.  Provision of all personnel
(other than licensed or certified professionals, including without limitation, dentists, dental assistants and dental hygienists, collectively, the "Professional Personnel") needed to operate and support the Practice, such as receptionists and secretarial, clerical, purchasing and marketing personnel (collectively, the "Administrative Personnel"). The Manager shall have the sole and exclusive responsibility for determining the salaries and fringe benefits of all Administrative Personnel provided hereunder, and for paying such salaries and providing such fringe benefits. In recognition of the fact that the Administrative Personnel provided to the P.A. under this Agreement may from time to time perform services for others, this Agreement shall not prevent the Manager from performing such services for others or restrict the Manager from so using the Administrative Personnel provided to the P.A. under this Agreement. The Manager will make every effort consistent with sound business practices to honor the specific requests of the P.A. with regard to the assignment of the Manager's employees to the P.A.; however, the Manager reserves the sole right to determine the assignment of its employees. Further, the Manager, in its sole discretion, may require each of its employees assigned to the P.A. to perform several of the aforedescribed functions and duties simultaneously.

                           c.       Professional Personnel.  Establish
guidelines for the selection, hiring and firing of the Professional Personnel by the P.A. and recruit and evaluate prospective Professional Personnel; provided, however, that all of the Professional Personnel shall be employees of, or independent contractors to, the P.A.

                           d.       Training.  Training of all Administrative
Personnel and assistance to the P.A. in arranging for training and continuing education for Professional Personnel.

                           e.       Administrative and Fiscal Services.
Provision of general administrative, business and fiscal services to the P.A. in connection with the operation of the Practice, including patient billings, collecting billings, accounting, auditing (by a certified public accountant selected by the Manager with the approval of the P.A., which approval shall not be unreasonably withheld or delayed), bookkeeping, budgeting, record keeping, accounts receivable and accounts payable processing, electronic data processing and such other services as the P.A. may from time to time require.

                           f.       Annual Budget.  Prepare in reasonable
detail, annual operating and capital budgets for the P.A. which shall be delivered to the P.A. within thirty (30) days after the end of each fiscal year, with the Manager retaining final authority with respect to budget items.

                           g.       Patient Records.  Maintenance of patient
records (which shall at all times remain the property and under the sole control of the P.A.) and provision of record retrieval and monitoring services to assist the P.A. in utilization and quality assurance reviews in accordance with instructions and guidelines issued by the P.A. it being understood and agreed that nothing in this Subsection (e) shall permit the Manager to exercise control over patient records or the selection, procedures or manner of a course of treatment for a patient.

                           h.       Quality Control.  Development of
appropriate quality control programs, including development of performance standards, sampling techniques for case review, and preparation of appropriately documented studies.

                           i.       Marketing, Development and Program
Negotiation. Assistance to the P.A. in the marketing of the professional services provided by the P.A. to potential patients, facilities, health maintenance organizations, insurance companies, self-insured employer health plans and other various third-party payors (the "Marketing Services"). The Marketing Services to be provided by the Manager may include, but are not necessarily limited to, (i) assistance and support in the preparation of marketing material and brochures and responses to requests for proposals, (ii) assistance with the placing of advertisements or articles in magazines, newspapers, other publications and any and all media determined by the P.A., based on policies determined in its sole discretion to be beneficial to the P.A., (iii) undertaking telemarketing campaigns and (iv) the holding of seminars. The Manager shall also assist the P.A., when appropriate, in negotiating and securing contracts with self-insured employer health plans, third-party payors, health maintenance organizations, managed care companies and any other institution, facility or organization that may use the services that the P.A. is qualified to provide.

                           j.       Equipment and Supplies.  Provision of
all inventory, equipment, furnishings and supplies reasonably necessary for the efficient operation of the Practice. Title to such inventory, equipment, furnishings and supplies shall at all times remain in the Manager; provided however that during the term of this Agreement, the P.A. shall maintain complete care, custody and control of all inventory, equipment and supplies. At the end of the term of this Agreement, the Manager shall retain and the P.A. shall have no further right to use or possess, such inventory, equipment, furnishings and supplies as shall not have been consumed in the day-to-day operations of the Practice.

                           k.       Janitorial and Maintenance Service.
Arranging for janitorial, grounds and maintenance and repair services for the P.A. and its equipment and furnishings.

                           l.       Malpractice Insurance.  Assistance to
the P.A. in obtaining malpractice coverage for the P.A., its employees and agents in an amount not less than One Million Dollars ($1,000,000). The Manager shall also assist the P.A. in obtaining general liability and property insurance in usual and customary amounts for the P.A. The Manager shall, on behalf and in the name of the P.A., pay the premiums for all such insurance and shall provide the P.A. with evidence of payment on a periodic basis or as reasonably requested.

                           m.       Contracts with Facilities/Programs.
Contracts with facilities and programs serviced by the Practice shall be by and in the name of the P.A. The Manager shall serve as contracting agent for the P.A. in connection with such facility or program contracts; provided however that the P.A. shall retain ultimate control over all pricing policies with respect to dental services and decisions relating to such facility or program contracts.

                           n.       Protecting Goodwill.  Take all necessary
steps to preserve and protect the reputation and goodwill associated with the P.A., including assistance in the monitoring of utilization and quality of services provided by the P.A., and shall assist the P.A. to take all steps necessary to remedy any and all deficiencies in the efficiency or the quality of the services provided. This section shall not be construed as permitting the Manager to influence or control the Practice or the Professional Personnel.

                           o.       Facilities.  Facilities occupied by the
P.A. for the Practice shall be made available to the P.A. by the Manager.

                           p.       Operations and Regulatory Reports.
Delivery to the P.A. of operations reports containing such information as the P.A. may reasonably request. The Manager shall timely assist the P.A. in the preparation of all written reports and information that shall be lawfully required by any government body or agency having jurisdiction over the Practice or the P.A. The P.A. shall review and approve all such required reports and/or information before any dissemination of the same.

                           q.       Processing Disputes.  Administer and
process all disputes, grievances and complaints between the P.A. and all third parties, subject at all times to the review and final approval of the P.A.

                           r.       Government Regulations; Licenses.  To
the extent known and material to the operation of the P.A. and the Practice, the Manager shall promptly notify the P.A. of any changes which may occur in relevant laws or regulations of any government, governmental body or agency having jurisdiction over the Practice or the P.A. The foregoing shall not in any way limit the P.A.'s continuing professional and legal responsibility to comply with, and be aware of, all licensing, regulatory, professional or other requirements applicable to individuals licensed to provide dental services.

                           s.       Advances to the P.A.  The Manager shall
make advances to the P.A. as provided by Section 5.3 hereof. Such advances shall bear a reasonable rate of interest, as mutually agreed to by the Manager and the P.A., payable monthly.

                           t.       Manager's Responsibilities:

                                  (i)    Manager shall accurately bill only
for those treatments and procedures under the applicable ADA CPT codes or any successor addition codes or otherwise in accordance with accepted industry practices as reported to it by P.A. and P.A.'s Employees.

                                 (ii)    Manager shall review any changes to
billing codes submitted to it by P.A. or P.A.'s Employees with P.A. or P.A.'s Employees.

                                (iii)    Manager shall promptly notify P.A. of
any information or communication, whether written or oral, of a nature that would have a material adverse affect on P.A. that Manager receives from any payor or governmental agency pertaining to P.A., including, but not limited to, general policy documents, specific correspondence, profile information, audit requests and overpayment notification.

                                 (iv)    Manager shall indemnify and hold P.A.
and its Shareholders and Professional Personnel harmless from any and all damages caused by Manager's breach of this Section, including, but not limited to, any fines, penalties, interest, monetary damages of any kind or nature, reasonable attorneys' fees incurred from the time P.A. is first notified of a claim, reasonable fees for experts hired to assist P.A. in its defense of any claims and costs.

                  The Covered Services shall include assumption of all obligations of the P.A. to provide administrative services to professional personnel who are not employed by the P.A. The Manager may perform the Covered Services directly or by reimbursing the P.A. for the cost of any Covered Services.

                  2.2 Performance of Services. The Manager is hereby expressly authorized to perform the Covered Services hereunder in whatever reasonable manner it deems appropriate to meet the day-to-day administrative needs of the Practice. It is understood and agreed that the Manager will perform some of the Covered Services for the P.A. at a centralized location.

                  2.3 Events Excusing Performance. The Manager will not be liable to the P.A. for failure to perform any of the services required herein in the event of strikes, lockouts, calamities, acts of God, unavailability of supplies or other events over which the Manager has no control for so long as such event continues and for a reasonable period of time thereafter.

                  2.4 Excluded Services. The parties hereto expressly acknowledge that the provision of all professional services, including but not limited to, dental services by the P.A., shall be separate and independent from the provision of administrative, fiscal and support services by the Manager, and the P.A. shall be solely and exclusively responsible for all professional services rendered to patients of the Practice. Without limiting the generality of the foregoing, the parties acknowledge that:

         (a) The P.A. shall be solely responsible for setting all professional standards of the Practice and shall be solely responsible for the employment and discharge of all Professional Personnel; and

         (b) The Manager shall not exercise control over the P.A.'s decisions with regard to:

                  (i) the selection, procedures or manner of a course of treatment,

                  (ii)     the professional aspects of patient records,

                  (iii) pricing, credit, refunds, warranties and advertising of dental services except in connection with the administrative services provided pursuant to Section
                           2.1 hereof, or

                  (iv)     licensed personnel and office hours.

                  2.5 Use of Name. The Manager hereby grants to the P.A. a nontransferable, nonexclusive license to use the proprietary names "Valley Forge Dental", "VFD" and "Gentle Dental" and any other proprietary names owned by the Manager and used by the Practice along with any and all trademarked symbols for the term of this Agreement (the "License"). All applicable common law and statutory rights in the proprietary names "Valley Forge Dental", "VFD" and "Gentle Dental" and any other proprietary names owned by the Manager and used by the Practice and their accompanying symbols, including, but not limited to, rights relating to trademarks, service marks, patents and copyrights shall be and remain the sole property of the Manager. The P.A. shall have no right, title or interest in any such proprietary rights.


                                    ARTICLE 3

                 PROPRIETARY INTEREST AND RIGHTS OF THE MANAGER

                  3.1 Competition. During the term of this Agreement, neither the P.A. nor any shareholder of the P.A. shall, directly or indirectly, own an interest in, administer, manage, advise, assist, operate, join, control, participate in, or be connected in any manner with any corporation, partnership, proprietorship, firm, association, person or entity providing dental services or administrative services in competition with the P.A. or the Manager.

                  3.2 Confidentiality. The P.A. acknowledges and agrees that the Manager is entitled to prevent its competitors from obtaining and utilizing its trade secrets.

The P.A. agrees to hold the Manager's trade secrets in strictest confidence and not to disclose them or allow them to be disclosed directly or indirectly to any person or entity other than persons engaged by the P.A. or the Manager. The P.A. acknowledges its fiduciary obligations to the Manager and the confidentiality of its relationship with the Manager and of any information relating to the services and business methods of the Manager which it may obtain during the term of this Agreement. The P.A. shall not, either during the term of this Agreement or at any time after the expiration or sooner termination of this Agreement, disclose to anyone other than employees or independent contractors of the P.A. or the Manager any confidential or proprietary information or trade secret obtained by the P.A. from the Manager. The P.A. also agrees to place any persons to whom said information is disclosed for the purpose of performance under legal obligation to treat such information as strictly confidential.


                                    ARTICLE 4

                             BILLING AGENT AGREEMENT

                  4.1 Professional and Other Fees. The P.A. shall establish a schedule of fees and charges for the Practice's professional services or shall comply with the schedule of fees and charges set forth in the health care contracts pursuant to which the P.A. provides services through its Professional Personnel; provided, however, that in order to obtain the benefit of the Manager's expertise in establishing schedules of fees and charges for dental practices similar to the Practice, the P.A. shall consult with the Manager prior to establishing such a schedule, it being understood and agreed that nothing in this Section 4.1 shall permit the Manager to exercise control over the setting of such fees.

                  4.2 Billings. Billings of the Practice for all services rendered by the P.A. shall be by and in the name of the P.A.

                  4.3 Billing and Collection Agent. The Manager shall serve as billing and collection agent for the P.A. The Manager shall establish a depository bank account on behalf of the Practice and will deposit into such account collected fees generated from the Practice. As provided for in standing instructions issued by the P.A. to the bank where such depository account is located, the Manager may withdraw all monies daily from said bank account for processing at a central location to be used for payment of the P.A.'s expenses, including the amounts payable to the Manager pursuant to
Section 5.1 hereof and any amounts advanced to the P.A. pursuant to Section 5.3 hereof. Said processing will consist of establishing and maintaining a book account for the P.A. showing all fee collections and expense disbursements made by the Manager at the P.A.'s request. The Manager will provide the P.A. with monthly financial statements for the Practice reflecting such processing.

                  4.4 Reports. The Manager shall provide the P.A. with financial statements for the Practice, stating gross revenues and amounts to be paid to the Manager pursuant to
Section 5.1 hereof.

                  4.5 Security for the Manager's Compensation. To secure the prompt and orderly payment of any amounts owing by the P.A. to the Manager pursuant to this Agreement, the P.A. hereby agrees to grant, at the request of the Manager, a security interest to the Manager or to a third-party designated by the Manager, in all its existing and hereafter created accounts receivable, all cash or non-cash proceeds therefrom, all insurance policies and proceeds relating thereto, and all of the P.A.'s rights as an unpaid provider of services, whether now existing or hereafter created or acquired (collectively, the "Collateral"). The P.A. agrees to execute any and all documents necessary to perfect such security interest, including but not limited to, UCC financing statements.


                                   ARTICLE 5

                                      FEES

                  5.1 Fees Payable to the Manager. The P.A. agrees to pay the Manager for the provision of the Covered Services and the License and all other services provided hereunder as follows:

                           a. A monthly license fee for the License in the amount of $* per clinic location;

                           b. Monthly reimbursement of all the Manager's direct costs (i.e. payroll, supplies, travel,


         *THIS INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         etc.) allocated to the P.A., in the Manager's discretion;

                           c. Monthly reimbursement of all the Manager's direct costs of acquiring and/or leasing and maintaining facilities or clinic space provided to the Practice;

                           d. Monthly reimbursement of all the Manager's direct costs of acquiring and/or leasing and maintaining furniture, fixtures and equipment provided to the Practice;

                           e. Monthly reimbursement of all the Manager's direct costs incurred in the provision of the Marketing Services, with a ten percent (10%) markup for overhead and administration and a fifteen percent (15%) markup for profit on such costs; and

                           f. A per clinic location administrative fee (the "Administration Fee") of $* per year payable in equal monthly installments of $* per month on the first day of each month of this Agreement and subject to renegotiation by either party hereto quarterly during the term of this Agreement. The Administration Fee is intended to compensate the Manager for its unallocated overhead and a reasonable profit.

                  5.2 Fair and Reasonable Compensation of the P.A. for Services of Professional Personnel. The parties hereto agree that the P.A. shall have the right to fairly and reasonably compensate its Professional Personnel for their professional services. Compensation for the Professional Personnel shall be determined in accordance with employment agreements and other employment arrangements entered into between the P.A., in consultation with the Manager, and the Professional Personnel.

                  5.3 Remittances. To the extent the P.A. shall not generate adequate revenues to meet the P.A.'s ongoing operating expenses, including the compensation for professional services pursuant to Section 5.2 of this Agreement, the Manager shall advance to the P.A. or arrange for such amounts as may be required. To the extent that the Manager advances any funds to the P.A. pursuant to this Section 5.3, such advances shall be evidenced by interest-


         *THIS INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

bearing demand note(s) from the P.A. in favor of the Manager and shall be secured by the Collateral as provided in Section 4.5 hereof.

                  5.4 Periodic Adjustment of Compensation. The parties hereto recognize that the Practice may change in size and scope over the term of this Agreement which may necessitate adjusting the fees provided for herein. Therefore, the parties shall review the compensation to the Manager no less frequently than annually and more frequently at the request of the Manager or the P.A., if changes in the business of the P.A. or services by the Manager warrant such more frequent review, and may agree in writing to modification of the compensation. Such review shall consider the scope of operations pursuant to this Agreement at the time of review, the financial success of the Manager and the P.A., changes in the purchasing power of money, the size and number of facilities being supplied by the Manager, the scope of the Marketing Services, the size of the Administrative Personnel workforce and the expenses and risks to the respective parties of performing this Agreement.


                                    ARTICLE 6

                              TERM AND TERMINATION

                  6.1 Term. Unless sooner terminated in accordance with Section
6.2 hereof, the term of this Agreement shall be for a period of forty (40) years and thereafter this Agreement shall continue indefinitely until terminated in accordance with Section 6.2 hereof.

                  6.2      Termination.   Notwithstanding any provision of this
Agreement to the contrary, this Agreement may be terminated as set forth below:

                  (a) In the event of a material breach of this Agreement by either party as a result of such party's gross negligence or fraud, the other party may, at any time commencing sixty (60) days after written notice of the breach has been given to the breaching party, terminate this Agreement by delivery to the breaching party of a further written notice of termination; provided, however, that if the breaching party, prior to receiving such notice of termination, has begun and is diligently continuing good faith efforts to cure such breach, this Agreement shall remain in full force and effect;

                  (b) If either party is determined by a court, administrative body or peer review organization having jurisdiction, to have engaged in conduct that results in material harm to the P.A. and constitutes
         (i) a felony or other crime involving moral turpitude, including fraud, theft, or embezzlement or (ii) a failure to act in an ethical or professional manner, in keeping with accepted dental care standards, then immediately upon notice by the other party;

                  (c) If either party has engaged in any practice that results in material harm to the P.A. and violates in any material respect any federal, state or local law or regulation that is aimed at protecting the public from coercion into treatment and preventing fraud upon or abuse of public funding of health services, then immediately upon notice by the other party;

                  (d) If either party commences a voluntary case under bankruptcy, insolvency or similar law, or any involuntary case is commenced against either party under any bankruptcy, insolvency or similar law and such involuntary case is not dismissed within thirty
         (30) days after filing, then immediately upon notice from the other party; or

                  (e) After the initial forty (40) year term of this Agreement, either party may also terminate this Agreement, with or without cause, by giving the other written notice of termination not less than one (1) year prior to the effective date of termination.

                  6.3 Rights Upon Termination. The termination of this Agreement shall not release or discharge either party from any obligation, debt or liability which shall have previously accrued and remains to be performed upon the date of termination.

                                    ARTICLE 7

                               GENERAL PROVISIONS

                  7.1 Indemnification. Each party shall indemnify, hold harmless and defend the other party from and against any liability, loss, claims, lawsuits, damages, injury, cost, expense or other detriment arising out of or incident to the performance or nonperformance under this Agreement by such indemnifying party, its employees, Professional Personnel (in the case of the P.A.), Administrative Personnel (in the case of the Manager), and agents, including, without limitation, all consequential damages and attorneys' fees, provided, however, neither party shall be liable to the other under this Section
7.1 for any claim covered by insurance, except to the extent liability of the party exceeds the amount of the coverage.

                  7.2 Assignment. The rights conferred upon the P.A. hereunder may not be transferred or assigned without the prior written consent of the Manager and any assignment in violation of this Section 7.2 shall be void. This Agreement shall be assignable by the Manager.

                  7.3 Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as follows:

                  (1)      If to the P.A.:

                                    713 Tradewinds Drive
                                    Indian Harbour Beach, Florida 32937
                                    Attention:  Donald L. Kane, D.D.S.

                  (2)      If to the Manager:

                                    c/o Valley Forge Dental Associates, Inc.
                                    1018 West Ninth Avenue
                                    King of Prussia, Pennsylvania 19406
                                    Attention:  Mr. Douglas P. Gill
                                    Telephone No.:  (610) 992-3319
                                    Telecopy No.:   (610) 992-3392
                           with a copy to:

                                    Haythe & Curley
                                    237 Park Avenue
                                    New York, New York 10017
                                    Attention: Robert A. Ouimette, Esq.
                                    Telephone No.: (212) 880-6000
                                    Telecopy No.: (212) 682-0200

Either of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, and five (5) business days after the date of mailing, if mailed.

                  7.4 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

                  7.5 Further Assurances. Each of the parties hereto shall use such party's best efforts to take such actions as may be necessary or reasonably requested by the other party hereto to carry out and consummate the transactions contemplated by this Agreement.

                  7.6 Attorneys Fees. Each of the parties hereto shall bear such party's own expenses in connection with this Agreement and the transactions contemplated hereby.

                  7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State, without regard to any conflict of laws principles which would apply the laws of any other jurisdiction.

                  7.8 Article and Section Headings. The article and section headings in this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

                  7.9 Waiver. The waiver of any covenant, condition or duty hereunder by either party shall not prevent that party from later insisting upon full performance of the same.

                  7.10 Amendment. No amendment in the terms of this Agreement shall be binding on either party unless in writing and executed by the duly authorized representatives of each party.

                  7.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and both of which taken together shall constitute one and the same instrument.

                  7.12 Severability. In the event that any provision of this Agreement shall be held to be void or unenforceable for any reason, the parties shall negotiate in good faith for a period of up to one hundred eighty (180) days in order to arrive at a mutually acceptable substitute provision.


                            *           *           *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


                                            VALLEY FORGE DENTAL OF
                                              FLORIDA, P.A.


                                            By:    /s/Donald L. Kane, D.D.S.
                                               --------------------------------
                                                 Name:  Donald L. Kane, D.D.S
                                                 Title: President



                                            VFD OF PENNSYLVANIA, INC.


                                            By:    /s/ W. Gary Liddick
                                               --------------------------------
                                                 Name:   W. Gary Liddick
                                                 Title:  Vice President